Exhibit 5.1

[Letterhead of Leggett & Platt, Incorporated]

February 11, 2002

Ladies and Gentlemen:

        I am Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), and in such capacity I am familiar with the Registration Statement on Form S-8 to which this opinion is filed as an exhibit (the “Registration Statement”), which registers under the Securities Act of 1933, as amended (the “Securities Act”), 800,000 shares of Common Stock, par value $0.01, of the Company (the “Shares”) and associated preferred stock purchase rights, which are reserved for issuance and to be issued from time to time under the Company’s Director Stock Option Plan (the “Plan”).

        I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

        On the basis of the foregoing, I am of the opinion that when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and the Shares have been issued in accordance with the terms of the Plan, then the Shares will be legally issued, fully paid and nonassessable.

        This opinion is not rendered with respect to any laws other than the laws of the State of Missouri.

        I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours truly, /s/ Ernest C. Jett
Ernest C. Jett Vice President, General Counsel and Secretary